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                                                                   Exhibit 10.17

                              AT&T YURIE ADDENDUM
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This Addendum (hereinafter "Addendum") is made by and between AT&T Corp., a New
York corporation, (hereinafter "AT&T") and Yurie Systems, Inc., a Delaware Corporation, (hereinafter "Yurie") to the Agreement originally made and entered into on 18 August 1995 and restated and amended on the 5th day of December
1996 (hereinafter "Agreement").

WHEREAS, the parties have concluded that they desire to make certain revisions and amendments to the Agreement, and that each party believes such revisions and amendments are in each others' mutual interests.

NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree to amend the Agreement as follows:

1.   Section 2.02 is hereby deleted in its entirety.

2.   Section 2.04 is hereby deleted in its entirety.

3.   Section 2.05 is hereby deleted in its entirety.

4. Existing Sections 3.03a., b., c., e., f., g., and h. are deleted in their entirety and new Sections 3.03a. and b. are hereby added to read as follows:

     3.03a. Yurie agrees to upgrade the current AT&T inventory of Yurie products leased or sold to date so that they will meet all specifications in Exhibit B to the Agreement.

     3.03b. Yurie agrees to make good faith efforts to resell or otherwise assist AT&T with reducing current Yurie product inventory in AT&T's possession. Yurie will immediately be allowed to sell such AT&T owned/leased product and receive a fee of 10% of the sale price for any such sale, which sale prices shall be mutually acceptable to AT&T and Yurie.
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5.   Section 4.02a. is deleted in its entirety.

6. The second sentence of Section 7.10 is hereby amended to delete the following words: "but not to exceed eighteen months from receipt of material by AT&T".

7. Yurie agrees to exchange like-kind components at no additional cost to AT&T except for price differences (after applying applicable discounts) for any LDR 50 or LDR 200 related product in the current AT&T inventory. This exchanged product will be included in the product to be leased to SplitRock.

8. No other changes to the Agreement are intended by this Addendum. In the event that there is any conflict between any term or provision of the Agreement and a term or provision of this Addendum, the terms or provisions of this Addendum shall prevail.


     IN WITNESS WHEREOF, each of the Parties has caused this Addendum to be executed in duplicate originals by its duly authorized representative on the respective dates entered below.


For:  AT&T Corp.                        For:  Yurie Systems, Inc.


By:    /s/ Thomas A. Brooks             By:    /s/ Harry J. Carr
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Name:  Thomas A. Brooks                 Name:  Harry J. Carr
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Title: Government Markets, V.P.         Title: President and COO
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Date:  November 3, 1997                 Date:  October 28, 1997
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